UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2008

Berliner Communications, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28579 (Commission File Number)	2233445 (IRS Employer Identification No.)

97 Linden Ave. Elmwood Park, New Jersey (Address of Principal Executive Offices)	07407 (Zip Code)

Registrant’s telephone number, including area code: (201) 791-3200

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment of Note Purchase Agreement.

As previously reported, (A) Berliner Communications, Inc. (the “Company”) and Sigma Opportunity Fund, LLC (“Sigma”) are parties to (i) that certain Note Purchase Agreement, dated as of December 29, 2006 (the “Note Purchase Agreement”) pursuant to which the Company sold and Sigma purchased a Note in the original principal amount of $3.0 million (the “Sigma Note”) and (ii) that certain Security Agreement, dated as of December 29, 2006 (the “Security Agreement”) pursuant to which the Company granted a security interest in certain collateral to Sigma, (B) the Company entered into a Joinder Agreement with Pacific Asset Partners (“Pacific”) and Operis Partners I LLC (“Operis”), dated as of February 2, 2007, pursuant to which (i) the Company sold and Pacific purchased a Note in the original principal amount of $1.0 million (the “Pacific Note”), (ii) the Company sold and Operis purchased a Note in the original principal amount of $500,000 (the “Operis Note”) and (iii) Pacific and Operis became secured parties under the Security Agreement, and (C) the Company entered into a Joinder Agreement with Sigma Berliner, LLC (“SBLLC”), dated as of February 15, 2007, pursuant to which (i) the Company sold and SBLLC purchased a Note in the original principal amount of $1.5 million (the “SBLLC Note”, and together with the Sigma Note, the Pacific Note and the Operis Note, the “Notes”) and (ii) SBLLC became a secured party under the Security Agreement.

On April 17, 2008, the Company entered into an Amendment to Note Purchase Agreement and Notes and Security Agreement Thereunder with Sigma, SBLLC, Operis, and Pacific, whereby the Note Purchase Agreement, Security Agreement and the Notes were amended to reflect the replacement of Presidential Financial Corporation of Delaware Valley (“Presidential”) by PNC Bank, National Association (“PNC”) as the lender of a line of credit senior to the Sigma, Pacific, Operis and SBLLC debt and to raise the maximum amount of permissible senior debt to $15 million.

Item 1.02 Termination of a Material Definitive Agreement

Termination of the Presidential Credit Facility.

In September 2003, the Company entered into a revolving credit facility with Presidential (the “Presidential Facility”). On April 3, 2007, the Company amended the Presidential Facility to, among other things, increase the availability under the Presidential Facility to $8.0 million. The Presidential Facility matured on April 3, 2008 and was extended on a month-to-month basis thereafter on the same terms and conditions, except for a .25% increase in monthly service fees. In connection with BCI’s entry into the Revolving Credit and Security Agreement with PNC (as described below), on April 18, 2008, the Company retired the Presidential Facility and satisfied all sums due and payable thereunder. There were no penalties associated with retiring the Presidential Facility prior to the end of the one-month term.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Entry Into Revolving Credit and Security Agreement.

On April 17, 2008, the Company’s wholly owned subsidiary BCI Communications, Inc. (“BCI”), as borrower, became obligated under a Revolving Credit and Security Agreement (the “PNC Facility”) with PNC and such other lenders as may thereafter become a party to the PNC Facility (collectively, the “Lenders”). Under the terms of the PNC Facility, BCI is entitled to request that the Lenders make revolving advances to BCI from time to time in an amount up to the lesser of  (i) 85% of the value of certain receivables owned by BCI and approved by the Lenders as collateral or (ii) a total of $15,000,000. Such revolving advances shall be used by BCI to repay existing indebtedness owed to Presidential Financial Corporation of Delaware Valley, make subordinated debt payments to Sigma, SBLLC, Operis, and Pacific under the Notes, pay fees and expenses relating to entering into the PNC Facility, provide for BCI’s working capital needs and reimburse drawings under letters of credit issued by PNC as agent for the Lenders, and assist in the acquisition of companies engaged in the same line of business as BCI.

Interest on the revolving advances shall accrue (a) for domestic rate loans, at a rate per annum equal to the higher of (i) the base commercial lending rate of PNC as publicly announced to be in effect from time to time, or (ii) the federal funds open rate plus 1/2 of 1%, and (b) for Eurodollar rate loans, at a rate per annum equal to (i) the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market (as displayed by Bloomberg), divided by (ii) one minus the reserve percentage requirement as determined by the Board of Governors of the Federal Reserve System. Such amounts are secured by a blanket security interest in favor of the Lenders that covers all of BCI’s receivables, equipment, general intangibles, inventory, investment property, certain real property, certain leasehold interests, all subsidiary stock, records and other property and proceeds of all of the foregoing.

The term of the PNC Facility is three years and shall terminate on April 17, 2011. BCI may terminate the PNC Facility at any time upon sixty (60) days’ prior written notice and upon payment in full of the obligations owing under the PNC Facility or any related documents. Upon such early termination by BCI, BCI shall pay the Lenders an early termination fee in an amount equal to (y) one half of one percent (0.50%) of $15,000,000 if the early termination occurs on or before April 16, 2009, and (z) three eighths of one percent (0.375%) of $15,000,000 if the early termination occurs on or after April 17, 2009 or on or before April 16, 2010.

During the term of the PNC Facility, (A) BCI shall observe certain customary financial covenants, including maintaining a Fixed Charge Coverage Ratio (as that term is defined in the PNC Facility) of not less than 1.10 to 1.00, and (B) BCI shall refrain from, among other things,

•	entering into any merger, consolidation or reorganization in excess of $15 million or where BCI is not the surviving entity,

•	selling, leasing, transferring or disposing of any of its properties or assets except in the ordinary course of business,

•	becoming a guarantor on behalf of any person or entity,

•	purchasing or acquiring obligations or equity in another person or entity,

•	making loans or extensions of credit to any person or entity except in the ordinary course of business,

•	making or committing to make capital expenditures in excess of $2.5 million,

•	declaring, paying or making any dividend, distribution, redemption or other retirement of any BCI common or preferred stock or options to purchase such stock, subject to certain exceptions,

•	incurring any indebtedness except as permitted by the PNC Facility,

•	entering into any partnership, or joint venture, and

•	forming any subsidiary unless such subsidiary joins the PNC Facility and becomes jointly and severally liable as a borrower thereunder.

Upon the occurrence of any event of default under the PNC Facility, PNC, as agent for the Lenders, shall have the right to exercise their full range of legal and contractual remedies, including the right to foreclose the security interests granted under the PNC Facility.

Upon the occurrence of an event of default due to the bankruptcy of BCI or the Company, the obligation of the Lenders to make advances shall be deemed terminated and all obligations under the PNC Facility shall be immediately due and payable. Upon the occurrence of any other event of default which remains uncured, at the option of the Lenders holding 51% of all advances made under the PNC Facility, all obligations under the PNC Facility shall be immediately due and payable and the Lenders shall have the right to terminate the PNC Facility and to terminate the obligation of the Lenders to make additional advances.

Other events giving rise to an event of default under the PNC Facility include, without limitation,

•	BCI’s failure to pay any principal, interest or other contractual payment when due,

•	BCI or the Company’s breach of any representation or warranty,

•	BCI or the Company’s failure or neglect to perform, keep or observe any term, provision, condition, or covenant contained in the PNC Facility or in any related document,

•
A court renders judgment against BCI or the Company in excess of $250,000 which is not contested in good faith, for which no reserve has been established, and which is not satisfied, stayed or discharged within sixty days,

•	BCI or the Company shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business,

•	any affiliate or subsidiary of BCI or the Company shall experience an event of bankruptcy,

•	PNC holds a reasonable opinion that BCI or the Company has experience a material adverse effect,

•	any lien granted under the PNC Facility ceases to be valid or perfected,

•	The Company breaches or terminates its obligations under the Guaranty (as defined below), or

•	BCI undergoes a change of ownership or change of control.

Entry into Guaranty and Suretyship Agreement.

In connection with the closing of the PNC Facility, the Company became obligated under that certain Guaranty and Suretyship Agreement (the “Guaranty”), dated April 17, 2008, in favor of the Lenders, pursuant to which the Company unconditionally guaranteed and became surety for the prompt payment and performance of all loans, advances, debts, liabilities, obligations, covenants and duties owing by BCI to PNC as agent for the benefit of the Lenders, of any kind or nature, present or future, whether direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, to the Lenders by BCI. In the event BCI is unable to pay any amounts owed to the Lenders, the Company would be liable, pursuant to the Guaranty, for such amounts upon the same terms and conditions as BCI would be liable.

Entry into Revolving Credit Note.

Along with the PNC Facility, BCI entered into a Revolving Credit Note (the “PNC Note”) with the Lenders, pursuant to which, BCI agreed to repay the Lenders the principal amount of $15,000,000 or, if different from such amount, the unpaid balance of advances due and owing to PNC under the PNC Facility, plus interest on the principal amount from time to time outstanding until such principal amount is paid in full, at the applicable interest rates in accordance with the provisions of the PNC Facility. The PNC Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the PNC Facility. Upon the occurrence of an event of default due to bankruptcy or BCI’s inability to pay, the PNC Note shall immediately become due and payable, without notice. Other uncured defaults under the PNC Facility or any related document shall cause the PNC Note to be declared immediately due and payable, without notice, in accordance with the terms of the PNC Facility. Notwithstanding the foregoing, all outstanding principal and interest are due and payable on April 17, 2011.

Entry into Subordination and Inter-Creditor Agreement.

In connection with the entry into the PNC Facility, on April 17, 2008 PNC, as agent for the Lenders, entered into a Subordination and Inter-Creditor Agreement (the “Subordination Agreement”) with Sigma, SBLLC, Operis and Pacific (the “Subordinated Investors”). Under the terms of the Subordination Agreement, the Subordinated Investors agreed to subordinate their security interests in the collateral securing each of the Notes, the related UCC-1 financing statements, and the obligations and indebtedness of BCI to the Subordinate Investors, up to $15,000,000 in the aggregate, to the security interests of PNC (as agent for the Lenders) in the collateral securing the PNC Facility.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Revolving Credit and Security Agreement, dated April 17, 2008, between BCI Communications, Inc. as borrower and PNC Bank, National Association as lender and agent.

10.2	$15,000,000 Revolving Credit Note, dated April 17, 2008, between BCI Communications, Inc. as borrower and PNC Bank, National Association as lender and agent.

10.3	Guaranty & Suretyship Agreement, dated April 17, 2008, made by Berliner Communications, Inc. as guarantor on behalf of BCI Communications, Inc. and in favor of PNC Bank, National Association.

10.4
Subordination & Inter-creditor Agreement, dated April 17, 2008, by and among PNC Bank, National Association as agent for the lenders and Sigma Opportunity Fund, LLC, Sigma Berliner, LLC, Operis Partners I LLC, and Pacific Asset Partners as the subordinated investors.

10.5
Amendment to Note Purchase Agreement and Notes and Security Agreement Thereunder, dated April 17, 2008, by and among Berliner Communications, Inc., Sigma Opportunity Fund, LLC, Sigma Berliner, LLC, Operis Partners I LLC, and Pacific Asset Partners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERLINER COMMUNICATIONS, INC.

Date: April 23, 2008	By:	/s/ Rich B. Berliner
Rich B. Berliner Chief Executive Officer and President